Exhibit 10.1

LOAN AGREEMENT

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THIS LOAN AGREEMENT (“Agreement”) is made on April 14, 2020, between the ULTRALIFE CORPORATION and KEYBANK NATIONAL ASSOCIATION identified in the SBA Approval issued by the U.S. Small Business Administration (“SBA”) to Lender, dated April 13, 2020 SBA Loan Number 57812171-01 (“Approval”).

SBA has authorized a guaranty of a loan from Lender to Borrower under the Paycheck Protection Program (15 U.S.C. § 636(a)(36)) (the “Act”) in the original principal amount of $3,459,278.00 (the “Loan”).

In consideration of the promises in this Agreement and for other good and valuable consideration, Borrower and Lender agree as follows:

1.	Subject to the terms and conditions of this Agreement, Lender agrees to make the Loan if Borrower complies with the following “Borrower Requirements”. Borrower must:

a.	Provide Lender with all certifications, documents or other information Lender is required by the Authorization to obtain from Borrower or any third party;

b.	Execute a note and any other documents required by Lender;

c.	Complies with the terms and conditions of this Agreement; and

d.	Does everything necessary for Lender to comply with the terms and conditions of the Loan.

2.	Borrower represents and warrants, as of the date hereof, that:

a.	Borrower was in business as of February 15, 2020 and had employees for which Borrower paid salaries, wages, or the equivalent and for which Borrower paid payroll taxes;

b.

Borrower has reviewed the Act and represents, warrants and certifies to Lender that Borrower is an eligible applicant under the Act and the guidance promulgated by SBA and U.S. Department of Treasury related thereto;

c.

The information provided in the application for the Loan and the information provided in all supporting documents and forms is true and accurate. Borrower acknowledges that knowingly making a false statement to obtain a guaranteed loan from SBA is punishable under 18 USC 1001 and 3571 by imprisonment of not more than five years and/or a fine of up to $250,000; under 15 USC 645 by imprisonment of not more than two years and/or a fine of not more than $5,000; and, if submitted to a Federally insured institution, under 18 USC 1014 by imprisonment of not more than thirty years and/or a fine of not more than $1,000,000;

d.

The amount of the Loan was calculated using tax documentation provided by Borrower to Lender. Borrower hereby represents and warrants that these tax documents are identical to those submitted by Borrower to the IRS and that the information contained therein is true, correct and complete;

e.	Borrower shall use the Loan only for payroll costs, interest on mortgages, rent, and utilities and Borrower shall use account no. ______ application of the Loan towards the approved costs; and

f.	Borrower has suffered an adverse impact to its business as a result of the COVID-19 pandemic.

3.	Borrower hereby acknowledges the following:

a.	Any forgiveness of the Loan amount, in full or in part, is contingent on Borrower using the Loan only for the purposes identified in this Agreement;

b.

Any request made by Borrower to Lender for forgiveness of the Loan, in full or in part, shall include documentation verifying the use of Loan proceeds towards permitted uses, satisfactory to Lender it its sole discretion;

c.	Any and all information and supporting documentation provided by Borrower to Lender is and shall be true, accurate and complete in all respects.

4.	The terms and conditions of this Agreement:

a.	Are binding on Borrower and its successors and assigns; and

b.	Will remain in effect after the closing of the Loan.

5.	Failure to abide by any of the terms of this Agreement will constitute an event of default under the note and other loan documents.

6.

If Borrower defaults on the Loan and the SBA suffers a loss, the name of the Borrower will be referred for listing in the CAIVRS database, which may affect their eligibility for further financial assistance.

7.

Electronic Signatures. Each party agrees that the electronic signatures, whether digital or encrypted, of the parties included in this Agreement, if any, are intended to authenticate this writing and to have the same force and effect as manual signatures. The term “electronic signature” means any electronic sound, symbol, or process attached to or logically associated with a record and executed and adopted by a party with the intent to sign such record, including facsimile or email electronic signatures. Without limiting the generality of the foregoing, delivery of an executed counterpart's signature page of this Agreement, by facsimile, electronic mail in portable document format (.pdf) or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, has the same effect as delivery of an executed original of this Agreement.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have set their hands effective as of the date first written above.

BORROWER:

ULTRALIFE CORPORATION

By:

Philip Fain, CFO